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                                                                    EXHIBIT 99.1



[IMAX LOGO]



IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905)403-6500 Fax: (905)403-6450
www.imax.com


                     IMAX CORPORATION ANNOUNCES TENDER OFFER
                      FOR ITS 7 7/8% SENIOR NOTES DUE 2005

TORONTO, CANADA - NOVEMBER 12, 2003 -- IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today announced that it has commenced an offer to purchase for cash all of its outstanding $152.8 million principal amount of 7 7/8% Senior Notes due 2005. IMAX Corporation is also soliciting consents from the holders of the Senior Notes to approve certain amendments to the indenture under which the Senior Notes were issued. The tender offer is subject to various conditions including the receipt of consents necessary to approve the amendments to the indenture governing the Senior Notes.

The tender offer will expire at 9:00 a.m., New York City time, on December 11, 2003, unless extended or earlier terminated by IMAX Corporation. The total consideration to be paid to holders that tender their Senior Notes and deliver their consents prior to 5:00 p.m., New York City time, on November 20, 2003, will be equal to $1,019.69 per $1,000 principal amount of the Senior Notes, which includes a consent payment of $2.50 per $1,000 principal amount of the Senior Notes. Holders that tender their Senior Notes after 5:00 p.m. on November 20, 2003, and prior to the expiration of the tender offer will receive $1,017.19 per $1,000 principal amount of the Senior Notes. The consents being solicited will eliminate substantially all of the covenants and certain events of default.

IMAX Corporation intends to redeem all Senior Notes not tendered and accepted for payment shortly after the expiration or termination of the tender offer at a redemption price of $1,019.69 for each $1,000 principal amount of the Senior Notes, plus accrued and unpaid interest to, but not including, the redemption date.

Information regarding the pricing, tender and delivery procedures and conditions of the tender offer and consent solicitation is contained in the Offer to Purchase and Consent Solicitation Statement dated November 12, 2003, and related documents. Copies of these documents can be obtained by contacting MacKenzie Partners, Inc., the information agent, at (800) 322-2885 (toll free) or (212) 929-5500 (collect). Credit Suisse First Boston is the exclusive dealer manager and solicitation agent. Additional information concerning the terms and conditions of the tender offer and consent solicitation may be obtained by contacting Credit Suisse First Boston at (800) 820-1653 (toll free) or (212) 325-3175 (collect) or (416) 352-4506 (Canadian residents collect).

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IMAX Corporation also announced that it intends to sell, on a private placement basis, in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and in certain Canadian provinces, up to $160.0 million aggregate principal amount of senior notes with a proposed maturity of 2010. IMAX intends to use the proceeds of this offering to pay the consideration under this tender offer and consent solicitation. The tender offer is conditional on the completion of this offering. These notes have not been, and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

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For additional information please contact:

MEDIA:                                 ANALYSTS:
IMAX CORPORATION, New York             IMAX CORPORATION, New York
Romi Schutzer                          Jennifer Gery
212-821-0144                           212-821-0144
rschutzer@imax.com                     jgery@imax.com

ENTERTAINMENT MEDIA:                   BUSINESS MEDIA:
Newman & Company, Los Angeles          Sloane & Company, New York
Al Newman                              Whit Clay
818-784-2130                           212-446-1864
asn@newman-co.com                      wclay@sloanepr.com